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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 15, 2008

                    NT MEDIA CORPORATION OF CALIFORNIA, INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                    000-31012                 94-3357128
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                               7800 OCEANUS DRIVE
                          LOS ANGELES, CALIFORNIA 90046
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (323) 445-4833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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THIS FORM 8-K AND OTHER REPORTS FILED BY NT MEDIA CORPORATION OF CALIFORNIA,
INC. (THE "COMPANY"), FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION (COLLECTIVELY THE "FILINGS") CONTAIN FORWARD LOOKING STATEMENTS AND INFORMATION THAT ARE BASED UPON BELIEFS OF, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY'S MANAGEMENT AS WELL AS ESTIMATES AND ASSUMPTIONS MADE BY THE COMPANY'S MANAGEMENT. WHEN USED IN THE FILINGS THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "FUTURE", "INTEND", "PLAN" OR THE NEGATIVE OF THESE TERMS AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY'S OR THE COMPANY'S MANAGEMENT IDENTIFY FORWARD LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEW OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER FACTORS RELATING TO THE COMPANY'S INDUSTRY, OPERATIONS AND RESULTS OF OPERATIONS AND ANY BUSINESSES THAT MAY BE ACQUIRED BY THE COMPANY. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

ALI MOUSSAVI EMPLOYMENT AGREEMENT

Ali Moussavi has been providing services to the Company since January 1, 2008. Mr. Moussavi's services have included acting as the Chairman of the Board, Chief Executive Officer and President of the Company. On May 15 2008, Mr. Moussavi and the Company, with the approval of the Company's Board of Directors (the "Board") and Compensation Committee agreed to memorialize the conditions by entering into a final employment agreement (the "Moussavi Agreement"), under which Mr. Moussavi would continue to provide services as Chief Executive Officer and President of the Company on a full time basis. The material terms of the Moussavi Agreement are described below.

The Moussavi Agreement has a five-year term. The Moussavi Agreement provides for a base salary of $150,000 per year, which may be increased at the sole discretion of the Board on January 1, 2009 and on each anniversary thereafter, or from time to time at the sole discretion of the Board. Upon reaching certain milestones, as determined in good faith by the Compensation Committee, Mr. Moussavi may also receive an annual bonus up to the amount of his base salary. The Company has also granted Mr. Moussavi an option to purchase 1,000,000 shares of common stock of the Company at an exercise price of $0.35 per share. The option is fully vested as of the date hereof. Mr. Moussavi shall also be entitled to five weeks paid vacation, the use of an automobile that may be selected by Mr. Moussavi and approved by the Compensation Committee, the reimbursement of up to $1,500 for Mr. Moussavi's membership dues at two health clubs and one country club to be selected by Mr. Moussavi, and the reimbursement of up to $100,000 for the first year of Mr. Moussavi's employment for the cost of entertainment provided by Mr. Moussavi to the Company's customers, vendors, employees and strategic partners, which may be increased by 5% per annum starting January 1, 2009, and each year thereafter at Mr. Moussavi's sole discretion. Additionally, Mr. Moussavi may be entitled to reimbursement from the Company for reasonable costs and expenses incurred in connection with the performance of the duties and obligations provided for under the Moussavi Agreement.

The foregoing summary of the Moussavi Agreement is qualified in its entirety by reference to the full text of the Moussavi Agreement, which is filed herewith as
Exhibit 10.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Item No.          Description

10.1              Employment Agreement

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NT MEDIA CORPORATION OF CALIFORNIA, INC.

By:   /s/ Ali Moussavi
      ----------------------------------
      Ali Moussavi
      Chief Executive Officer and
      President
      Dated: May 15, 2008